EXHIBIT 99.6

InterAmerican Gaming, Inc.

PINK SHEETS : IAGM
August 23, 2011 10:38 ET
InterAmerican Gaming Extends NOWPHIT Closing

TORONTO, ONTARIO--(Marketwire - Aug. 23, 2011) - InterAmerican Gaming Inc. ("the Company") (PINK SHEETS:IAGM) announced today that it has agreed to extend the closing date of its previously announced letter of intent with Baron Group Ventures ("BGV") to acquire an 80.1% interest in NOWPHIT (www.nowphit.com). The closing date has been extended to September 23, 2011. The delay in closing is not anticipated to impact the development of the NOWPHIT platform.

"The parties are working diligently to close the acquisition, however a cross-border transaction such as this may often take longer than expected, especially during the summer," explained Marc Askenasi, founder of NOWPHIT and principal shareholder of BGV. "We extended the closing date to ensure we have the time to get all of our legal documents and transactional items completed."

NOWPHIT is a new social gaming platform and smartphone application that empowers and inspires people to improve their personal health and fitness and makes it easier to achieve healthy lifestyle goals. The NOWPHIT app is being developed for iPhone for distribution via iTunes (expected Q4 2011), with Android and Blackberry versions to follow.

NOWPHIT syncs with gym or at-home fitness machines and allows "NOWPHIT athletes" to track, train and compete with each other over the NOWPHIT network in real time for virtual and real-life rewards such as trophies, medals and location-based coupons and special offers. NOWPHIT also features a charitable and event function. NOWPHIT athletes can raise donations for a charity of their choice, and virtually train and compete in real athletic events anywhere around the world (i.e. the New York City Marathon).

Forward-looking Statements

Note: This press release contains "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. InterAmerican Gaming Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company's ability to retain key management and employees; intense competition and the company's ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in InterAmerican Gaming Inc. SEC filings. InterAmerican Gaming Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with InterAmerican Gaming Inc.'s business, please refer to the risks and uncertainties detailed from time to time in InterAmerican Gaming Inc.'s SEC filings.

This release does not constitute an offer for sale of securities.

Contact Information
InterAmerican Gaming Inc.
Mr. John G. Simmonds
Chairman, President and Chief Executive Officer
Direct: +1-416-578-4000
jgs@gamecorp.com
www.interamericangaming.com
Mr. Marc Askenasi
Founder of NOWPHIT
Direct: +1-416-727-6326
marc@nowphit.com